EXHIBIT 21.1
                                                                    ------------


                         SUBSIDIARIES OF THE REGISTRANT



                                 PLACE OF
SUBSIDIARY                       INCORPORATION          D/B/A NAME
--------------------------------------------------------------------------------

Personics Corporation            Delaware, USA          Personics Corporation

Datawatch Technologies           Delaware, USA          Datawatch Technologies
Corporation                                             Corporation

Auxilor, Inc.                    Delaware, USA          Auxilor, Inc.

Datawatch International          England and Wales      Datawatch International
Limited                                                 Limited

Datawatch GmbH*                  Germany                Datawatch GmbH

Datawatch France SARL*           France                 Datawatch France SARL

Datawatch Pty Ltd.*              Australia              Datawatch Pty Ltd.

Datawatch Europe Limited*        England and Wales      Datawatch Europe
                                                        Limited





* All of the shares of capital stock of Datawatch GmbH, Datawatch France SARL, Datawatch Pty Ltd. and Datawatch Europe Limited are owned by Datawatch International Limited.